                                                                    EXHIBIT 10.3




                                CONTRACT OF SALE


         This Agreement is entered into by and between HARMON/KOVAL LIMITED LIABILITY COMPANY ("Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                             W I T N E S S E T H :
                             - - - - - - - - - -
         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

                                  ARTICLE I

                                  PROPERTY
                                  --------

         The conveyance by Seller to Purchaser shall be of all the following described real property, together with all right, title and interest of Seller in and to any all strips or gores, roads, easements, streets, and ways bounding said property, and all rights of ingress and egress thereto, and shall include all improvements and fixtures located or to be located on said property:

                 2.1 acres of land, more or less, located at the southeast corner of Koval Lane and Harmon Avenue in Las Vegas, Clark County, Nevada, and being identified for tax purposes as Clark County Assessor's Parcel #162-21-701-001.

Hereafter the aforesaid real property is referred to collectively as the "Subject Property."

                                   ARTICLE II

                                 PURCHASE PRICE
                                 --------------

         The purchase price to be paid by Purchaser to Seller for the Subject Property shall be the sum of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00). The purchase price shall be payable all in cash at the closing.

                                  ARTICLE III

                                 EARNEST MONEY
                                 -------------

         Within two (2) business days after final execution of this Contract by all parties hereto, Purchaser shall deliver Purchaser's check in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) to Nevada Title Company, 3800 Howard Hughes Parkway, Suite 920, Las Vegas, Nevada 89169, Attn: Tina Stitt (the "Title Company"). The Title Company shall immediately cash the earnest money check and deposit the proceeds thereof in an interest bearing account, the earnings from which shall accrue to the benefit of Purchaser (hereinafter the proceeds of the earnest money check shall be referred to as the "earnest money"). If Purchaser does not terminate this Contract during the Contingency Period (as defined in Article V hereinbelow), then the Title Company shall immediately disburse the entire $100,000.00 earnest money deposit to Seller; upon such disbursement the $100,000.00 earnest money deposit shall be non- refundable to the Purchaser except in the event of a default by Seller hereunder, but, if this Contract closes, then the entire $100,000.00 earnest money deposit shall be applied in partial satisfaction of the purchase price payable at closing.

                                   ARTICLE IV

                       PRE-CLOSING OBLIGATIONS OF SELLER
                       ---------------------------------

         Within five (5) business days from the date of execution of this Contract, Seller shall furnish to Purchaser, each of the following (collectively, the "Due Diligence Items"):

                 a. A current commitment (the "Title Commitment") for the issuance of an owner's policy of title insurance to the Purchaser from the Title Company, together with good and legible copies of all documents constituting exceptions to Seller's title as reflected in the Title Commitment; and

                 b. All information of any kind whatsoever in the possession of Seller concerning possible development of the Subject Property including, but not limited to, any and all plans for the development of the Subject Property, any engineering studies of the Subject Property, and information relating to obtaining the approval of local governing bodies for the development of the Subject Property, any information as to when construction on the Subject Property may commence, any information regarding present or future zoning of the Subject Property, and any information concerning the availability of the utilities.

         The Due Diligence Items shall be delivered by Seller to the office of Purchaser's broker, Golden West Real Estate, Inc., and, upon such delivery, Purchaser shall be deemed to be in



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receipt thereof for the purpose of commencing the time within which Purchaser shall conduct its inspection as provided in Article V hereinbelow.

                                   ARTICLE V

                               CONTINGENCY PERIOD
                               ------------------

         Purchaser shall have a period of four (4) business days following the date on which Seller delivers the Due Diligence Items to Purchaser's broker in accordance with Article IV hereinabove in which to review and approve each such item (the "Contingency Period"). If the information to be provided pursuant to
Article IV reflects or discloses any defect, exception or other matter affecting the Subject Property that is unacceptable to Purchaser, then prior to the expiration of the Contingency Period Purchaser shall provide the Title Company and Seller with written notice of Purchaser's objections. If no objections are made Purchaser prior to the expiration of the Contingency Period, then all contingencies shall be deemed waived by Purchaser, and the earnest money shall be immediately released to Seller. If written objections are made by Purchaser in a timely manner, Seller may, at its sole option, elect to cure or remove the objections raised by Purchaser; provided, however, that Seller shall have no obligation to do so. Should Seller elect to attempt to cure or remove the objections, Seller shall have ten (10) days from the date of Purchaser's written notice of objections (the "Cure Period") in which to accomplish the cure. In the event Seller either elects not to cure or remove the objections or is unable to accomplish the cure prior to the expiration of the Cure Period, then Seller shall so notify the Title Company and Purchaser in writing specifying which objections Seller does not intend to cure, and then Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, either to terminate this Contract by providing written notice of termination to Seller within five (5) days from the date on which Purchaser receives Seller's no-cure notice (in which case this Contract shall be cancelled, all earnest money shall be immediately returned to Purchaser by the Title Company, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other) or waive the objections and close this transaction as otherwise contemplated herein. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Subject Property as shown by the Title





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Commitment, then Purchaser shall be deemed to have no objections to the state of Seller's title to the Subject Property as shown by the Title Commitment, and any exceptions to Seller's title which have not been objected to by Purchaser and which are shown in the Title Commitment shall be considered to be "Permitted Exceptions." Failure to give notice of termination within the five
(5) day period shall constitute a waiver of all objections, and, in the event of such waiver, the earnest money shall be immediately released to Seller by the Title Company. It is further understood and agreed that any exceptions to Seller's title which have been objected to by Purchaser and which are subsequently waived by Purchaser shall be Permitted Exceptions.

                                   ARTICLE VI

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER
              ----------------------------------------------------

         Seller represents and warrants to Purchaser that Seller will have at closing good and indefeasible fee simple title to the Subject Property free and clear of all liens, encumbrances, covenants, restrictions, rights-of-way, easements, and any other matters affecting title to the Subject Property except for the Permitted Exceptions.

         Seller further covenants and agrees with Purchaser that, from the date hereof until the closing, Seller shall not sell, assign, or convey any right, title, or interest whatsoever in or to the Subject Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge, or condition affecting the Subject Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing.

         Seller hereby further represents and warrants to Purchaser, to the best of Seller's knowledge, as follows:

                 a. There are no actions, suits, or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or otherwise affecting any portion of the Subject Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign;

                 b. The execution by Seller of this Contract and the consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the closing date, will not, result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement, instrument, or obligation to which Seller is a party or by which the Subject Property or any portion thereof is bound, and





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         do not, and at the closing date will not, constitute a violation of any regulation affecting the Subject Property; and

                 c. Seller has not received any notice of any violation of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Subject Property or any portion thereof.

All of the foregoing representations and warranties of Seller are made by Seller both as of the date hereof and as of the date of the closing hereunder and shall survive the closing hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, it is understood and agreed that the representations and warranties set forth hereinabove shall survive the closing of this Contract only for a period of two (2) years following the closing date, but not thereafter, and Seller shall have no liability of any kind whatsoever for any breach thereof except to the extent a claim is asserted against Seller within such two (2) year period. If any representations and warranties set forth herein are determined at any time on or before the date of closing to be untrue or unfulfilled, then Purchaser, as Purchaser's sole and exclusive remedy, may terminate this Contract by providing written notice of such termination to Seller, in which event the earnest money shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further liabilities or obligations one unto the other.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

         The obligation of Purchaser to close this Contract shall, at the option of Purchaser, be subject to the following conditions precedent:

                 a. All of the representations, warranties and agreements of Seller set forth in this Contract shall be true and correct in all material respects as of the date hereof and at closing, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Contract; and

                 b. There shall be no change in the matters reflected in the Title Commitment, and there shall not exist any encumbrance or title defect affecting the Subject Property not described in the Title Commitment except for the Permitted Exceptions.

         If any such condition is not fully satisfied by closing, Purchaser may terminate this Contract by written notice to Seller whereupon this Contract shall be cancelled, all earnest money shall be returned to Purchaser by Seller and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.





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                                  ARTICLE VIII


                                    CLOSING
                                    -------

         The closing hereunder shall take place at the offices of the Title Company. The closing shall occur on or before August 7, 1997. Purchaser shall notify Seller at least five (5) days in advance of the exact time and date of closing.
         Purchaser shall have the right to obtain three (3) successive thirty
(30) day extensions of the deadline for closing by delivering to Seller for each such extension, prior to the then scheduled closing deadline, an additional One Hundred Thousand and No/100 Dollars ($100,000.00) in non-refundable earnest money. If Purchaser exercises this right, then the deadline for closing of this Contract shall be extended by thirty (30) days in each instance, and, in each such instance, the purchase price for the Subject Property shall be increased by Thirty Thousand and No/100 Dollars ($30,000.00). Each additional $100,000.00 in earnest money which is paid by Purchaser in order to extend the deadline for closing of this Contract shall be delivered directly to Seller and shall be non-refundable to Purchaser except in the event of a default by Seller hereunder, but, if this Contract closes, then any additional earnest money shall be applied in partial satisfaction of the purchase price payable hereunder subject to the $30,000.00 increase in purchase price for each such extension.

                                   ARTICLE IX

                        SELLER'S OBLIGATIONS AT CLOSING
                        -------------------------------

         At the closing, Seller shall do the following:

                 a. Deliver to Purchaser a grant bargain and sale deed covering the Subject Property, duly signed and acknowledged by Seller, which deed shall be in form reasonably acceptable to Purchaser for recording and shall convey to Purchaser good and marketable title to the Subject Property, free and clear of all liens, rights-of-way, easements, and other matters affecting title to the Subject Property, except for the Permitted Exceptions.

                 b. Deliver or cause to be delivered to Purchaser an ALTA Standard Owner Policy of Title Insurance (the "Title Policy") insuring Purchaser in the amount of the purchase price that Purchaser has acquired good and marketable title to the Subject Property, subject only to the standard printed exceptions and the Permitted Exceptions. Purchaser shall be entitled to request the Title Company to provide at Purchaser's sole cost and expense, such endorsements (or amendments) to the Title Policy as Purchaser may reasonably require so long as such endorsements or amendments are at no cost to Seller nor impose additional liability on Seller nor delay the closing. Purchaser shall be responsible for paying the cost of the Title Policy.





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                 c.       Deliver such evidence or other documents that may be
         reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Property.

                 d. Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

                 e. Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Purchaser to carry out the intent of the parties under this Contract.

                                   ARTICLE X

                       PURCHASER'S OBLIGATIONS AT CLOSING
                       ----------------------------------

         At the closing, Purchaser shall deliver to Seller the purchase price for the Subject Property in cash.


                                   ARTICLE XI

                             COSTS AND ADJUSTMENTS
                             ---------------------

         At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

                 a. Ad valorem taxes for the Subject Property for the current calendar year shall be prorated as of the date of closing, and Seller shall pay to Purchaser in cash at closing Seller's prorata portion of such taxes. Seller's prorata portion of such taxes shall be based upon taxes actually assessed for the current calendar year.

                 b. All other closing costs, including but not limited to, recording and escrow fees shall be divided equally between Seller and Purchaser; provided, however, that Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

         Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature (except those items which under the terms of this Contract specifically become the obligation of Purchaser), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the ownership, maintenance, or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

         Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, brought by third parties





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and based on events occurring subsequent to the date of closing and which are in any way related to the ownership, maintenance or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

                                  ARTICLE XII

                               ENTRY ON PROPERTY
                               -----------------

         Purchaser, Purchaser's agents, employees, servants, or nominees, are hereby granted the right to enter upon the Subject Property at any time prior to closing for the purpose of inspecting the Subject Property and conducting such engineering and mechanical tests as Purchaser may deem necessary or advisable, any such inspections and tests to be made at Purchaser's sole expense. Purchaser agrees to indemnify and hold Seller harmless from and against any and all losses, damages, costs, or expenses incurred by Seller as a result of any inspections or tests made by Purchaser. Purchaser agrees to provide to Seller copies of any and all reports generated as a result of Purchaser's inspections of the Subject Property.

                                  ARTICLE XIII

                             POSSESSION OF PROPERTY
                             ----------------------

         Possession of the Property free and clear of all uses and encroachments, except the Permitted Exceptions, shall be delivered to Purchaser at closing.

                                  ARTICLE XIV

                                    NOTICES
                                    -------

         All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care





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
or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         Seller:                  Harmon/Koval Limited Liability Company
         ------                   c/o Compass Realty
                                  3900 Paradise Road, Suite 185
                                  Las Vegas, Nevada  89109

         Purchaser:               Silverleaf Resorts, Inc.
         ---------                1221 Riverbend Drive
                                  Suite 120
                                  Dallas, Texas  75247
                                  Telephone No.:  (214) 631-1166
                                  Facsimile No.:  (214) 905-0514


                                   ARTICLE XV

                                    REMEDIES
                                    --------

         In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, such failure shall be an event of default and Purchaser shall have the option (i) to terminate this Contract by providing written notice thereof to Seller, in which event the earnest money (less $100.00) shall be returned immediately to Purchaser by the Title Company and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Contract; or (iii) sue Seller for specific performance.

         In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller's sole remedy shall be to receive the earnest money. The earnest money is agreed upon by and between the Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined, and Seller shall accept the earnest money as Seller's total damages and relief.





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                                  ARTICLE XVI

                                   ASSIGNMENT
                                   ----------

         This Contract may be assigned by the Purchaser to any person, firm, corporation or other entity which the Purchaser may, at its sole discretion, chose, but only on condition that any such assignee must assume and agree to perform all of Purchaser's obligations hereunder. Purchaser shall promptly provide Seller with written notice of any assignment made pursuant to this paragraph.

                                      XVII

                       INTERPRETATION AND APPLICABLE LAW
                       ---------------------------------

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

                                     XVIII

                                   AMENDMENT
                                   ---------

         This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

                                  ARTICLE XIX

                                   AUTHORITY
                                   ---------

         Each person executing this Contract warrants and represents that he is fully authorized to do so.





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                                   ARTICLE XX

                                ATTORNEYS' FEES
                                ---------------

         In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

                                  ARTICLE XXI

                              DESCRIPTIVE HEADINGS
                              --------------------

         The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                  ARTICLE XXII

                                ENTIRE AGREEMENT
                                ----------------

         This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.

                                 ARTICLE XXIII

                            MULTIPLE ORIGINALS ONLY
                            -----------------------

         Numerous copies of this Contract may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.





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                                  ARTICLE XXIV

                                   ACCEPTANCE
                                   ----------

         Seller shall have until 5:00 o'clock p.m., July 7, 1997, to execute and return a fully executed original of this Contract to Purchaser, otherwise this Contract shall become null and void. Time is of the essence of this Contract. The date of execution of this Contract by Seller shall be the date of execution of this Contract. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under the laws of the State of Nevada, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under the laws of the State of Nevada.

                                  ARTICLE XXV

                             REAL ESTATE COMMISSION
                             ----------------------

         In the event that this Contract closes, but not otherwise, Seller agrees to pay at closing a real estate commission in the amount of eight percent (8%) of the purchase price payable hereunder, such commission to be divided equally between Compass Realty (Seller's representative) and Golden West Real Estate, Inc. (Purchaser's Representative). Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Purchaser has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein.





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Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XXV shall survive the closing.

         EXECUTED on this the 7th day of July, 1997.

                                         SELLER:

                                         HARMON/KOVAL LIMITED LIABILITY COMPANY

                                         LAGUANA CONSOLIDANTS, LLC

                                         By:   /s/ ROBERT SCHULMAN
                                              ----------------------------------
                                         Name:  Robert Schulman
                                              ----------------------------------
                                         Its:   President
                                              ----------------------------------


         EXECUTED on this the 3rd day of July, 1997.


                                         PURCHASER:
                                         ---------

                                         SILVERLEAF RESORTS, INC.


                                         By:  /s/ ROBERT MEAD
                                              ----------------------------------
                                         Name:  Robert Mead
                                                --------------------------------
                                           Its: CEO
                                               ---------------------------------




RECEIPT OF EARNEST MONEY AND ONE (1) EXECUTED COUNTERPART OF THIS CONTRACT IS HEREBY ACKNOWLEDGED:

TITLE COMPANY:

NEVADA TITLE COMPANY



By:
   ---------------------------------
Name:
    --------------------------------
Its:
    --------------------------------




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